EXHIBIT 10.5


                            ASSET PURCHASE AGREEMENT


     This ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made this ___ day of July, 2004 (the "CLOSING DATE"), by and among BIOTEL INC., a Minnesota corporation ("BIOTEL"), ACRS Acquisition Company, a Minnesota corporation (the "BUYER"), Daniel Pawlik, an individual residing in Minnesota (the "SELLER'S OWNER"), and agility centralized research services, llc, a Minnesota limited liability company (the "SELLER"). Biotel, the Buyer, the Seller's Owner and the Seller are referred to individually as a "PARTY" and collectively as the "PARTIES."

                                    RECITALS

     A. The Seller desires to sell, transfer and otherwise convey, and the Buyer desires to purchase certain of the assets used by the Seller in the operation of its contract research services business (the "BUSINESS"), and assume certain of the liabilities of the Seller on the terms and subject to the conditions of this Agreement.

     B. Unless otherwise set forth herein, the transactions memorialized by this Agreement will be deemed to have occurred at 12:01 a.m. on July 1, 2004 (the "EFFECTIVE DATE").

                                    AGREEMENT

     In consideration of the above recitals and the promises set forth in this Agreement, the Parties agree as follows:

1. BASIC TRANSACTION.

          1.1 PURCHASE AND SALE OF ASSETS. On the terms and subject to the conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey and deliver to the Buyer, all right, title and interest in, to and under all of the assets of the Seller (other than the Excluded Assets (as defined herein)) free and clear of all security interests, liens, claims, charges, restrictions and encumbrances of any nature (the "ACQUIRED ASSETS"), in exchange for the Purchase Price (as defined herein), including all of its:

               (a) leasehold interest in office space located in Illinois, together with improvements, fixtures and other appurtenants related thereto, as set forth in SCHEDULE 1.1(A) (the "OFFICE LEASE");

               (b) tangible personal property, including software, furniture and office equipment, field equipment and computers, wherever located, including the personal property identified on SCHEDULE 1.1(B) to this Agreement;

               (c) intellectual property, associated goodwill, licenses and sublicenses, remedies against infringements, and rights to protection of interests under any Law, including all rights to the "Agility Centralized Research Services" and "Agility" names and logos;

               (d) the contracts and agreements set forth on SCHEDULE 1.1(D) (the "ASSUMED CONTRACTS");

               (e) the Seller's accounts receivable arising on or after the Effective Date;

               (f) claims, deposits, prepayments, refunds, causes of action, rights of recovery, rights of set off and rights of recoupment;

               (g) the current telephone numbers, e-mail addresses, uniform resource locators, domain names and web sites of the Seller and the listings for each;

               (h) any governmental permits or licenses necessary to conduct the Business, to the extent transferable;

               (i) books, records, ledgers, files, documents, correspondence, lists, creative materials, advertising and promotional materials, studies, reports and other printed or written materials; and

               (j) the Seller's goodwill in and the going concern value of the Business.

          The Buyer is not purchasing any of the Seller's cash or accounts receivable arising on or prior to the Effective Date (collectively, the "EXCLUDED ASSETS").

          1.2 ASSUMPTION OF LIABILITIES. On the terms and subject to the conditions of this Agreement, the Buyer will assume the following liabilities that arise on or after the Effective Date: (a) all of the liabilities of the Seller under the Assumed Contracts either
               (i) to furnish goods, services and other non-cash benefits to another party after the Closing or (ii) to pay for goods, services and other non-cash benefits that another party has or will furnish on behalf of the Business; (b) the Seller's accounts payable set forth on SCHEDULE 1.2; and (c) the Office Lease (collectively, the "ASSUMED LIABILITIES"). Biotel will guaranty the Buyer's performance under the Assumed Liabilities. Except for the Assumed Liabilities, the Buyer does not assume and is not otherwise obligated or liable for any of the Seller's other obligations, claims, indebtedness or liabilities (the "EXCLUDED LIABILITIES"). The Seller is solely responsible for the Excluded Liabilities.

          1.3 PURCHASE PRICE. The "PURCHASE PRICE" for the Acquired Assets shall be (a) $240,000, such amount to be paid at the Closing (as defined herein) by Company check (the "CASH PURCHASE PRICE"), plus (b) the Contract Revenue Adjustment, if any, plus (c) the Invoice Revenues Adjustment, if any plus (d) the Net Earnings Adjustment, if any. The Parties agree to allocate the Purchase Price and all other capitalizable costs among the Acquired Assets for all purposes, including financial and tax purposes, in accordance with SCHEDULE
               1.3 to this Agreement.

          1.4  PURCHASE PRICE ADJUSTMENTS.

               (a)  The "CONTRACT REVENUE ADJUSTMENT" -

                    (i) $30,000 payable by company check at the time that the Assumed contracts plus any agreements the Buyer enters into on or after the Effective Date representing revenues to the Buyer equal to $300,000; plus

                    (ii) $30,000 payable by company check within 30 days
                         following the time the Buyer enters into agreements representing revenues to the Buyer equal to or greater than an additional $300,000 of revenue, I.E., contracts that together with those described in clause 1.4(a) equal or exceed $600,000.

               (b)  The "INVOICE REVENUES ADJUSTMENT" -

                    (i) $50,000 payable by Company check within 90 days following the date that accounts receivable for the Business that arises on or after the Effective Date equal $500,000; plus

                    (ii) $50,000 payable by Company check within 90 days
                         following the date that accounts receivable for the Business that arise on or after Effective Date equal an additional $500,000, I.E., accounts receivable that together with those described in clause 1.4(b)(i) equal $1,000,000; plus

                    (iii) $50,000 payable by Company check within 90 days
                         following the date accounts receivable for the Business that arise on or after the Effective Date equal or exceed an additional $500,000, I.E., accounts receivable that together with those described in clauses 1.4(b)(i) and 1.4(b)(ii) equal or exceed $1,500,000.

               (c) The "NET EARNINGS ADJUSTMENT" - $50,000 by Company check payable within 90 days of the date the Business' net earnings exceed $100,000 since the Effective Date (such earnings to be measured in compliance with generally accepted accounting principles ("GAAP"), after taking into account the payments made under Sections 1.4(a) and 1.4(b) above.

               (d) The Buyer will act reasonably and in good faith, but will have sole discretion in operating the Business following the Effective Date and will have the exclusive right to establish the prices and discounts, payment terms and all other terms and conditions of all sales of its products or services, regardless of how its decisions affect the calculation of the Contract Revenue Adjustment, the Invoice Revenue Adjustment and the

                    Net Earnings Adjustment. The Buyer will have no obligation to promote, operate, manage, finance or sustain in any way its business at any time after the Effective Date and may, in its sole discretion, dismantle, cease to operate, sell, liquidate or otherwise dispose of any of its assets.

               (e) Biotel will guarantee payment of the Contract Revenue Adjustment, Invoice Revenue Adjustment and Net Earnings Adjustment, if any, payable by Buyer under this Agreement.

     1.5 PRORATION OF UTILITIES AND ALLOCATION OF SPECIFIC COSTS. The Seller and the Buyer agree to the following prorations and allocation of costs in connection with this Agreement and the transactions contemplated hereby:

          (a) All of the utilities, rent, telephone charges, ad valorem taxes assessed against the Acquired Assets, and other expense items, shall be allocated between the Seller and the Buyer based upon the Effective Date, such that the Seller shall pay that portion for the period of time up to the Effective Date, and the Buyer shall pay that portion for the period beginning on and after the Effective Date. The Parties shall cooperate in good faith to finalize such allocations within 15 days after the Closing Date. Any amounts owing shall be paid by delivery of a check by the Party owing such amount to the other Party within five business days of the finalization of such allocation.

          (b) Sales taxes, registration taxes or other transfer taxes, or conveyance fees, if any, imposed as a result of the transaction contemplated by this Agreement shall be paid by the Seller, and Seller will, at its own expense, file all necessary tax returns and other documentation with respect to all such taxes and fees.

     1.6 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of Biotel on July 30, 2004, at 11:30 a.m., or at such other date, time and place as mutually agreed to by the Parties (the "CLOSING DATE").

     1.7 BUYER'S DELIVERIES AT THE CLOSING. The Buyer will make the following deliveries at the Closing, duly executed and properly acknowledged, as appropriate:

          (a)  the Cash Purchase Price by Company check;

          (b) bill of sale, assignment and assumption agreement, in form and substance reasonably satisfactory to the Buyer and the Seller;

          (c) confidentiality, assignment of inventions and non-compete agreement between Buyer and the Seller's Owner in the form attached hereto as Exhibit 1.7(c) (the "EMPLOYMENT Agreement"); and

          (d) such certificates, instruments and documents that the Seller and its counsel may reasonably request.

     1.8 SELLER'S DELIVERIES AT THE CLOSING. The Seller will make the following deliveries at the Closing, duly executed and properly acknowledged, as appropriate:

          (a)  the Acquired Assets;

          (b) bill of sale, assignment and assumption agreement, in form and substance reasonably satisfactory to the Buyer and the Seller;

          (c)  the Employment Agreement;

          (d) UCC-3 releases or similar termination statements with respect to all security interests filed against the Acquired Assets;

          (e) evidence satisfactory to the Buyer that the Seller has paid at or prior to the Closing all of the Excluded Liabilities (or shall have made arrangements satisfactory to the Buyer to pay the Excluded Liabilities after the Closing);

          (f) all necessary third party consents, authorizations and approvals; and

          (g) such certificates, instruments and documents that the Buyer and its counsel may reasonably request.

2. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SELLER'S OWNER. The Seller and the Seller's Owner, jointly and severally, represent and warrant to the Buyer that the statements contained in this Section 2 are correct and complete as of the date of this Agreement, except as set forth in the attached disclosure schedule accompanying this Agreement (the "SELLER'S DISCLOSURE SCHEDULE"). The Seller's Disclosure Schedule will be arranged in paragraphs corresponding to the numbered subsections contained in this
     Section 2.

     2.1 ORGANIZATION, QUALIFICATION AND POWER. The Seller is a limited liability company duly organized, validly existing, duly authorized to conduct business and in good standing under the laws of the jurisdiction of its organization and of each jurisdiction where qualification is required. The Seller has full power and authority and all permits and licenses necessary to carry on the Business and to own and use the properties owned and used by the Seller. The Seller has no subsidiaries or does not otherwise control, own directly or indirectly, or have any equity participation directly or indirectly in any entity.

     2.2 AUTHORIZATION OF TRANSACTION. The Seller has full power and authority to enter into and perform its obligations under this Agreement. In addition, the execution and performance of this Agreement and the ancillary documents to which the Seller or the Seller's Owner is a party have been duly authorized. This Agreement and the ancillary agreements to which the Seller or the Seller's Owner is a party constitute the valid and legally binding obligations of the Seller and the

          Seller's Owner, as applicable, and are enforceable in accordance with their respective terms and conditions.

     2.3 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement or the ancillary documents to which the Seller or the Seller's Owner is a party, nor the consummation of the contemplated transactions will: (a) violate any law, order or regulation to which the Seller or the Seller's Owner is subject; (b) violate any provision of the articles, member control agreement or bylaws of the Seller or the Seller's Owner; or (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Seller or Seller's Owner is a party or is bound or to which the Acquired Assets are subject. No consent approval, authorization or order of any court, governmental agency or third party is required for the Seller or the Seller's Owner to consummate the transactions contemplated by this Agreement.

     2.4 BROKER FEES. Neither the Seller nor the Seller's Owner has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

     2.5 TITLE TO ASSETS; SUFFICIENCY OF ASSETS. The Acquired Assets are free and clear of all security interests, liens, encumbrances of any nature, infringements, licenses, liens or claims of third parties. The Seller has good and marketable title to the Acquired Assets. The Acquired Assets constitute all of the assets used in or necessary for the operation of the Business.

     2.6 FINANCIAL STATEMENTS. Attached to Section 2.6 of the Seller's Disclosure Schedule are the Seller's financial statements for the year ended December 31, 2003 and for the six-month period ended June 30, 2004 (the "FINANCIAL STATEMENTS"). The Financial Statements are true, complete and correct. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered. The Financial Statements accurately present the financial condition, assets and liabilities of the Seller. Since June 30, 2004, there has been no material adverse change in the Business, or the financial condition, operations, results of operations or future prospects of the Business. The Seller has no obligations or liabilities of any kind that would have a material adverse effect upon the Acquired Assets or to which the Acquired Assets are subject.

     2.7 LEGAL COMPLIANCE; LITIGATION. The Seller has complied with all applicable laws, including without limitation all laws relating to employment laws and environmental health and safety laws. No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed, commenced, is pending or, to the knowledge of the Seller's Owner, alleged against the Seller. The Seller is not operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or governmental agency. There is no agreement, order, regulation or law binding upon the Seller or the Business, as opposed to the application of such to those operating in the business industry generally, that has or could reasonably be expected to have the effect of prohibiting or impairing the Business.

     2.8 TAX MATTERS. The Seller has filed all material tax returns that its was required to file. All such tax returns were correct and complete in all material respects. The Seller has paid all federal, state, local or foreign taxes owed by the Seller, whether or not disputed.

     2.9 CONTRACTS AND GUARANTIES. The Seller has no contracts, whether written or oral, to the Seller is a party or by which it is bound relating to the Business or the Acquired Assets other than the Acquired Contracts. Each of the Acquired Contracts is a valid and binding obligation of the Seller, is currently in full force and effect, no amounts are owing under any of them, and the Seller has not transferred or assigned any of its interest thereunder. The Seller is not a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other person or entity relating to the Business.

     2.10 EMPLOYEE BENEFITS AND MATTERS. The Seller is not and has not been in violation in form and in operation of any provision of the Employee Retirement Income Security Act of 1974, as amended, or any other law or regulation relating to any employee benefit plan. All the accrued obligations of the Seller, whether arising by operation of law, by contract or by past custom, for payments by it to trust or other funds or any governmental agency with respect to unemployment compensation benefits, employee benefit plans, social security benefits or any other benefits for employees of the Seller have been paid prior to Closing. No organizational effort is presently being made or threatened by or on behalf of any labor union with respect to employees of the Seller. Except for the Seller's Owner, no employee of the Seller is a party to or bound by any agreement with LifeWatch, a division of Card Guard ("LIFEWATCH"). Seller's Owner is in material compliance with his employment agreement with LifeWatch.

     2.11 PRODUCT LIABILITY. The Seller has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any product or service sold, leased or delivered by the Business.

     2.12 BUSINESS RELATIONSHIPS. Neither the Seller nor the Seller's Owner is aware of any facts which indicate that any material or significant customers, vendors or suppliers of the Business intend to cease doing business with the Business (or intend to stop doing business with the Buyer after the Effective Date).

     2.13 OTHER INFORMATION. The information concerning the Seller or the Business set forth in this Agreement and the schedules and exhibits attached to this Agreement and any statement or certificate of the Seller furnished or to be furnished to the Buyer pursuant to this Agreement, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading.

3. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this Section 3 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule of the Buyer accompanying this Agreement (the "BUYER'S DISCLOSURE SCHEDULE"). The Buyer's Disclosure Schedule will be arranged in paragraphs corresponding to the numbered subsections contained in this Section 3.

     3.1 ORGANIZATION, QUALIFICATION AND POWER. The Buyer is a corporation, duly organized, validly existing and in good standing under laws of the jurisdiction of its incorporation.

     3.2 AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority, corporate or otherwise, to enter into and perform its obligations under this Agreement. The Buyer has duly authorized the execution and performance of this Agreement and the ancillary documents to which the Buyer is a party. This Agreement and the ancillary documents to which the Buyer is a party constitute the valid and legally binding obligations of the Buyer, enforceable in accordance with their respective terms and conditions.

     3.3 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement or the ancillary documents to which the Buyer is a party, nor the consummation of the contemplated transactions will: (a) violate any law, order or regulation to which the Buyer is subject or
          (b) violate any provision of the articles or bylaws of the Buyer. No consent approval, authorization or order of any court, governmental agency or third party is required for the Buyer to consummate the transactions contemplated by this Agreement.

     3.4 BROKER FEES. The Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

4. POST-CLOSING COVENANTS.

     4.1 FURTHER ASSURANCES. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement and its contemplated transactions, each of the Parties will take such further action (including the execution and delivery of further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification under Section 5).

     4.2 LITIGATION SUPPORT. If any Party is contesting or defending an action, suit, proceeding, hearing, investigation, charge complaint or demand in connection with any transaction contemplated under this Agreement, each of the other Parties will cooperate with the contesting or defending Party, including providing testimony and access to books or records, all at the sole cost of the defending or contesting Party (unless the defending or contesting Party is entitled to indemnification under Section 5).

     4.3 TRANSITION. None of the Seller, the Seller's Owner or their affiliates will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of the Business from maintaining the same business relationships with the Buyer after the Effective Date as it maintained with the Business prior to the Effective Date. The Seller and Seller's Owner will refer all customer inquiries relating to the Business to the Buyer from and after the Effective Date.

     4.4 CONFIDENTIALITY. Any information concerning the Business that is not already generally available to the public is considered to be confidential information. The Seller's Owner, the Seller and their affiliates will treat and hold as such all of such confidential information and refrain from using any of such confidential information except in connection with this Agreement and the transactions contemplated by this Agreement or with the prior written consent of the Buyer. The obligations under this Section 4.4 are in addition to and not in derogation of any other confidentiality obligations of the Seller and the Seller's Owner to the Buyer, whether by contract, law or otherwise.

5.   REMEDIES FOR BREACHES OF THIS AGREEMENT.

     5.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Notwithstanding any investigation made by or on behalf of any of the Parties or the results of any investigation, and notwithstanding the participation of Party in the Closing, all of the representations and warranties of the Buyer, the Seller and the Seller's Owner contained in this Agreement will survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of the Closing) and continue in full force and effect forever (subject to any applicable statutes of limitations). The covenants set forth in this Agreement will survive indefinitely, unless a shorter period of survival is specifically set forth in this Agreement.

     5.2 INDEMNIFICATION FOR THE BENEFIT OF THE BUYER. Both the Seller and the Seller's Owner, joint and severally, agree to indemnify the Buyer and its officers, directors, employees, stockholders, agents and affiliates (the "BUYER PARTIES"), from and against any actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses ("ADVERSE CONSEQUENCES") the Buyer Parties may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by (a) any breach by the Seller or the Seller's Owner (or in the event any third party alleges facts that, if true, would mean that either Seller or the Seller's Owner has breached) of any representations, warranties or covenants of the Seller or the Seller's Owner contained in this Agreement, (b) any Excluded Liability (including any liability of the Seller that becomes a liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law), and
          (c) the operation and ownership of the Business and the Acquired Assets prior to the Effective Date.

     5.3 INDEMNIFICATION OF THE SELLER AND THE SELLER'S OWNER. The Buyer agrees to indemnify each of the Seller, the Seller's Owner and their officers, directors, employees, stockholders, agents and affiliates (the "SELLER PARTIES") from and against any Adverse Consequences the Seller Parties may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of or caused by any breach by the Buyer (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) of any of Buyer's representations, warranties or covenants contained in this Agreement.

     5.4  ADJUSTMENT TO PURCHASE PRICE. All indemnification payments under this
          Section 7 will be deemed adjustments to the Purchase Price.

     5.5 OTHER INDEMNIFICATION PROVISIONS. The above indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy (including without limitation any such remedy arising under environmental, health and safety requirements) any Party may have with respect to the Seller, the Seller's Owner or the transactions contemplated by this Agreement.

     5.6 RECOUPMENT. The Buyer will have the option of recouping all or any part of any Adverse Consequences it may suffer by notifying the Seller that the Buyer is reducing the principal amount outstanding under any of the Aggregate Revenue Adjustment, the Aggregate Net Revenues Adjustment and the Aggregate Net Earnings Adjustment.

6.   EMPLOYMENT AND BENEFIT.

     6.1 TERMINATION. The Seller will terminate the employment of those employees of the Business listed on SCHEDULE 6.1 (the "TERMINATED EMPLOYEES") at a date mutually agreed to by the Parties (the "TERMINATION DATE"). The Seller and the Seller's Owner covenant and agree, jointly and severally, that they will bear all responsibility, obligation and liability for, and all costs associated with, and will defend and indemnify Buyer for: (a) any and all claims and liabilities related to any unemployment fund contributions that are due and unpaid by the Seller on the Termination Date and (b) any and all claims and liabilities relating to the Terminated Employees and any other employee employed at the Business prior to the Termination Date and resulting from or arising out of their employment by the Seller prior to the Termination Date and/or any subsequent decision by the Buyer not to hire some or all of the Terminated Employees.

     6.2  EMPLOYMENT.

          (a) On or after the Termination Date, the Buyer may, in its sole discretion, make offers of employment with such terms and conditions as the Buyer in its sole discretion will determine, to the Terminated Employees. All Terminated Employees who accept such offers of employment and who report to work for the Buyer will be, collectively, the "HIRED EMPLOYEES." The date that a Hired Employee reports to work for the Buyer is referred to herein as the "HIRE DATE."

          (b) Nothing in this Agreement constitutes an agreement or guaranty that any Terminated Employees will be entitled to remain in the employment of the Buyer for any specified period of time. Except as provided in this Agreement, all Hired Employees will be "at will" employees of the Buyer.

     6.3 VACATION. The Seller will be responsible for any accrued and unpaid vacation, sick time, personal holidays, flexible time off, paid time off or other similar benefits of any of the Terminated Employees through the Termination Date. Prior to the Termination Date, the Seller will pay any amounts owing for any accrued and unpaid vacation, sick time, personal holidays, flexible time off, paid time off or other similar benefits of any of the Terminated Employees through the Termination Date. The Buyer will not recognize any earned, but unused, vacation, sick time and personal holidays of the Terminated Employees.

     6.4 WORKERS' COMPENSATION. The Seller will remain responsible for all workers' compensation claims made by any of the Terminated Employees based on occurrences through and including the Termination Date. The Buyer will only be responsible for all workers' compensation claims made by the Hired Employees based on occurrences after the Hire Date while employed by the Buyer.

     6.5 OTHER EMPLOYMENT-RELATED LIABILITIES. Except as explicitly set forth in this Section 6, the Seller will be liable for all employment-related liabilities with respect to the Terminated Employees that occur on or prior to the Termination Date, including any obligation or commitment by the Seller to pay severance to any of the Terminated Employees. The Buyer will be liable only for all employment-related liabilities of the Hired Employees arising after the Hire Date. The Buyer will not assume or be bound by any previous or existing employment or collective bargaining agreement or arrangement or termination, severance or change of control agreement between the Seller and any of the Terminated Employees.

     6.6 LIABILITIES UNDER EMPLOYEE BENEFIT PLAN. The Seller will remain liable, and the Buyer will not assume or otherwise have any liability, under any of the Seller's employee benefit plans.

     6.7 COBRA AND OTHER NOTICES. For notices and payments related to events occurring prior the Termination, the Seller shall be responsible for any notices required to be given to employees of the Seller pursuant to COBRA or other local, state and federal laws, and for any payments or benefits required pursuant to such laws or on account of any violation of any requirement of such laws.

     6.8 LIMITATION ON ENFORCEMENT. Nothing in this Section 6, whether express or implied, confers upon any employee of the Business (including the Terminated Employees and the Hired Employees) or any other person, any rights or remedies, including without limitation: (i) any right to employment or recall; or (ii) any right to claim any particular compensation, benefit or aggregation of benefits, of any kind or nature whatsoever, as a result of this Section 6.

7.   MISCELLANEOUS.

     7.1 NO THIRD-PARTY BENEFICIARIES. This Agreement will not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

     7.2 ENTIRE AGREEMENT. This Agreement and any other documents, certificates or other instruments delivered pursuant to this Agreement constitute the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter of this Agreement.

     7.3 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. The Seller shall not assign either this Agreement or any of its rights, interest, or obligations hereunder without the prior written approval of the Buyer. The Buyer may assign this Agreement, and any of its rights, interest or obligations hereunder without the prior consent of the Seller; provided that such assignment shall not operate as a release of the Buyer or Biotel from its obligations hereunder.

     7.4 COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument, and by facsimile.

     7.5 NOTICES. Any notice, offer, request, demand, claim or other communication provided for by this Agreement must be in writing and will be deemed given or delivered when delivered by hand, transmitted by facsimile or three days after the day when deposited in the United States mail, certified or registered, return receipt requested, postage prepaid and properly addressed to the intended recipient as set forth below:

          If to the Seller or Seller's Owner:

          Daniel S. Pawlik
          1904 134th Lane NE
          Ham Lake, MN  55304
          Fax:  (763) 862-2974

          If to the Buyer or Biotel:          Copy to:
          --------------------------          --------

          Biotel, Inc.                        Gray Plant Mooty
          11481 Rupp Drive                    500 IDS Center
          Burnsville, Minnesota  55337        80 South Eighth Street
          Attn:  B. Steven Springrose         Minneapolis, Minneapolis  55402
          Fax:  (952) 882-6550                Attn:  Rick Hauser, Esq.
                                              Fax:   (612) 632-4095

          Any Party may send any notice, reque demand, claim or other communication to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient.

     7.6 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Hennepin County, Minnesota, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect to the action or proceeding may be heard and determined there.

     7.7 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement will be valid unless the same is in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant under this Agreement, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant under this Agreement.

     7.8 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          7.9 EXPENSES. Whether or not the transactions under this Agreement are consummated, the Buyer, the Seller and the Seller's Owner will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and these transactions.

          7.10 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party will issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party.

          7.11 SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party is entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement in any action instituted, in addition to any other remedy to which it may be entitled, at law or in equity.

          THE REMAINDER OF THIS PAGE IS BLANK. SIGNATURE PAGE FOLLOWS.

     The Parties have executed this Agreement as of the date first above written.

                               BUYER:

                               ACRS ACQUISITION COMPANY


                               By /s/ B. Steven Springrose
                                  ----------------------------------------------
                                 Its: Chief Executive Officer



                               BIOTEL:

                               BIOTEL, INC.


                               By /s/ B. Steven Springrose
                                  ----------------------------------------------
                                 Its: Chief Executive Officer



                               SELLER:

                               AGILITY CENTRALIZED RESEARCH
                               SERVICES, LLC


                               By /s/ Daniel Pawlik
                                  ----------------------------------------------
                                 Its:



                               SELLER'S OWNER:


                               /s/ Daniel Pawlik
                               -------------------------------------------------
                               Daniel Pawlik